Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)
Burke & Herbert Financial Services Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1-Newly Registered Securities

Plan	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered(1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)
Burke & Herbert Financial Services Corp. 2023 Stock Incentive Plan	Equity	Common Stock, $0.50 par value	Rule 457(c) and (h)	1,273,978	$64.48	$82,146,101.44	0.0001531	$12,576.57
Burke & Herbert Financial Services Corp. 2023 Employee Stock Purchase Plan	Equity	Common Stock, $0.50 par value	Rule 457(c) and (h)	1,273,978	$64.48	$82,146,101.44	0.0001531	$12,576.57
	Total Offering Amounts					$164,292,202.88		$25,153.14
	Total Fees Previously Paid							$—
	Total Fee Offsets							$—
	Net Fee Due							$25,153.14
1)This Registration Statement on Form S-8 registers an aggregate of 2,547,956 shares of common stock, par value $0.50 (“Common Stock”), of Burke & Herbert Financial Services Corp. (the “Registrant”) that are available for issuance pursuant to the Burke & Herbert Financial Services Corp. 2023 Stock Incentive Plan and 2023 Employee Stock Purchase Plan (collectively, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares that may become issuable by reason of any merger in which the shares are changed or exchanged, stock dividend, stock split, or combination of the shares, or other similar transaction which in the judgment of the Compensation Committee the Registrant necessitates an adjustment to prevent dilution of the benefits or potential benefits to be made available under the Plans.
2)The proposed maximum offering price per share is the average of the high and low prices of the Common Stock of the Registrant as reported on NASDAQ Capital Market on July 22, 2025, of $65.09 and $63.86. The proposed maximum aggregate offering price was determined by multiplying the maximum number of shares (2,547,956) that may be granted for the securities being registered by the average offering price of $64.48.

3)Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(h)(1) under the Securities Act, the registration is based on the average of the high and low prices of the common stock of the Registrant as reported on NASDAQ Capital Market on July 22, 2025, and computed based on the maximum number of shares (2,547,956) that may be granted for the securities being registered.